Exhibit 4.2

SUPPLEMENTAL INDENTURE NO. 2

Dated as of March 24, 2016

3.250% Notes due 2026

4.550% Notes due 2046

SUPPLEMENTAL INDENTURE NO. 2, dated as of March 24, 2016, between FedEx Corporation, a Delaware corporation (the “Company”), the Guarantors referred to in the Indenture below (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture, dated as of October 23, 2015 (as amended or supplemented to date, the “Indenture”), to provide for the issuance by the Company from time to time, and the guarantee by the Guarantors, of the Company’s senior unsecured debt securities;

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered Supplemental Indenture No. 1, dated as of October 23, 2015;

WHEREAS, Section 9.01(b) of the Indenture permits execution of supplemental indentures without the consent of any Holders for the purpose of adding to the covenants of the Company or any Guarantor for the benefit of the Holders of less than all series of Securities so long as such supplemental indenture states that such covenant is expressly being included solely for the benefit of one or more particular series of Securities;

WHEREAS, Section 9.01(j) of the Indenture permits execution of supplemental indentures for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Indenture without the consent of any Holders;

WHEREAS, the entry into this Supplemental Indenture No. 2 by the parties hereto is authorized by the provisions of the Indenture;

WHEREAS, the Change of Control Repurchase Event (as defined herein) covenant, as set forth below, is expressly being included solely for the benefit of the Notes (as defined herein); and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and under the Indenture, duly issued by the Company and to make this Supplemental Indenture No. 2 a

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valid and binding agreement of the Company and the Guarantors, in accordance with the terms hereof and thereof, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders, the Company, the Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of each series of the Notes as follows:

ARTICLE 1
RELATION TO THE INDENTURE; DEFINITIONS AND
OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Relation to the Indenture.  This Supplemental Indenture No. 2 constitutes an integral part of the Indenture.

Section 1.02.  Definitions and Other Provisions of General Application.  For all purposes of this Supplemental Indenture No. 2 unless otherwise specified herein:

(a)        all terms defined in this Supplemental Indenture No. 2 which are used and not otherwise defined herein shall have the meanings they are given in the Indenture; and

(b)        the provisions of general application stated in Section 1.01 of the Indenture shall apply to this Supplemental Indenture No. 2, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Supplemental Indenture No. 2 as a whole and not to the Indenture or any particular Article, Section or other subdivision of the Indenture or this Supplemental Indenture No. 2.

ARTICLE 2
THE SERIES OF NOTES

Section 2.01.  Title.  There shall be a series of Securities designated the 3.250% Notes due 2026 (the “2026 Notes”) and a series of Securities designated 4.550% Notes due 2046 (the “2046 Notes” and, collectively with the 2026 Notes, the “Notes”).

Section 2.02.  Principal Amounts.  The initial aggregate principal amount of the 2026 Notes that may be authenticated and delivered under this Supplemental Indenture No. 2 shall not exceed $750,000,000 and the initial aggregate principal amount of the 2046 Notes that may be authenticated and delivered under this Supplemental Indenture No. 2 shall not exceed $1,250,000,000 (except for Notes of each series authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant

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to Section 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture and except for any Notes which pursuant to Section 3.03 of the Indenture are deemed never to have been authenticated and delivered hereunder).

Section 2.03.  Maturity Dates.  The entire outstanding principal amount of the 2026 Notes shall be payable on April 1, 2026 and the entire outstanding principal amount of the 2046 Notes shall be payable on April 1, 2046.

Section 2.04  Interest.

(a)        The 2026 Notes will bear interest at the rate of 3.250% per annum. Interest on the 2026 Notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2026 Notes will be payable semi-annually in arrears on April 1 and October 1, commencing October 1, 2016, and ending on the date of maturity, to the Persons in whose names the 2026 Notes are registered on the preceding March 15 and September 15 (whether or not that date is a Business Day), respectively.

(b)        The 2046 Notes will bear interest at the rate of 4.550% per annum. Interest on the 2046 Notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2046 Notes will be payable semi-annually in arrears on April 1 and October 1, commencing October 1, 2016, and ending on the date of maturity, to the Persons in whose names the 2046 Notes are registered on the preceding March 15 and September 15 (whether or not that date is a Business Day), respectively.

Section 2.05.  Defeasance and Discharge; Covenant Defeasance.  The provisions of Section 13.02 and Section 13.03 of the Indenture shall apply to each series of the Notes.

Section 2.06.  Optional Redemption.  The Company will have the right, at its option, to redeem any series of the Notes in whole or in part at any time prior to the applicable Par Call Date, on at least 30 days’, but no more than 60 days’, prior written notice mailed by the Company (or otherwise delivered in accordance with the applicable procedures of the Depositary) to the Holders of the Notes to be redeemed. Upon redemption of Notes of any series, the Company will pay a redemption price as calculated by a Reference Treasury Dealer (as defined below) selected by the Company equal to the greater of:

(a)        100% of the principal amount of the Notes to be redeemed; and

(b)        the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate described below plus

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0.200% (20 basis points) in the case of the 2026 Notes and 0.300% (30 basis points) in the case of the 2046 Notes;

in each case, plus accrued and unpaid interest to the date of redemption on the principal amount of the Notes being redeemed.

At any time on or after the applicable Par Call Date, the Company may redeem any series of the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the date of redemption on the principal amount of the Notes being redeemed.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means, with respect to the Notes of any series to be redeemed prior to the applicable Par Call Date, the United States Treasury security selected by a Reference Treasury Dealer selected by the Company as having a maturity comparable to the remaining term of such Notes (assuming, for this purpose, that the Notes mature on the applicable Par Call Date) that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming, for this purpose, that the Notes mature on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Company is provided fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Par Call Date” means January 1, 2026 in the case of the 2026 Notes (the date that is three months prior to the maturity date of the 2026 Notes) and October 1, 2045 in the case of the 2046 Notes (the date that is six months prior to the maturity date of the 2046 Notes).

“Reference Treasury Dealer” means each of (i) Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC and their respective successors and (ii) any other primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) the Company selects. If any of the foregoing ceases to be a Primary Treasury Dealer, the Company must substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average of the bid and

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asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day before the date of redemption.

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

Section 2.07  Form of Notes.  Each series of the Notes shall be represented by one or more permanent global notes registered in the name Cede & Co. or The Depository Trust Company or its nominee. The 2026 Notes shall be in the form of Exhibit A attached hereto and the 2046 Notes shall be in the form of Exhibit B attached hereto.

Section 2.08.  Sinking Fund.  The Notes shall not be subject to a sinking fund.

Section 2.09.  Additional Amounts.  The provisions of Section 10.06 of the Indenture shall not apply to the Notes.

Section 2.10.         Amount Not Limited.  The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture, as supplemented from time to time, shall not be limited, and additional Notes may be issued from time to time without any consent of Holders or of the Trustee, provided that if the additional Notes of a series are not fungible with the then-outstanding Notes of that series for U.S. federal income tax purposes, the additional Notes shall have a separate CUSIP number.

ARTICLE 3
CHANGE OF CONTROL REPURCHASE EVENT

Section 3.01.  Intended Beneficiary; Definitions.

(a)        The provisions of this Article 3 shall be applicable only to, and are solely for the benefit of Holders of, each series of the Notes and to no other Security.

(b)        For purposes of this Supplemental Indenture No. 2:

“Below Investment Grade Ratings Event” means, with respect to the Notes, on any day within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control, or (2) the public announcement of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control,

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the Notes are rated below Investment Grade by each and every Rating Agency. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm, or inform the Trustee in writing at the Company’s request, that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (4) any underwriter temporarily holding Voting Stock of the Company pursuant to an offering of such Voting Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the Notes.

“Investment Grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

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“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 3.02.  Change of Control Repurchase Event.

(a)        If a Change of Control Repurchase Event occurs with respect to the Notes, except to the extent the Company has exercised its right to redeem the Notes pursuant to the redemption terms of  each series of the Notes, the Company will make an offer to each Holder of the Notes of each series to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to, but not including, the Repurchase Date (defined below).

(b)        Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of such Change of Control, the Company will mail, or cause to be mailed, or otherwise deliver in accordance with the applicable procedures of the Depositary, a notice to each Holder of the Notes of each series, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice (such offer the “Repurchase Offer” and such date the “Repurchase Date”), which Repurchase Date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in such notice. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

(c)        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of each series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(d)        On the Repurchase Date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

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(i)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Repurchase Offer;

(ii)   deposit with the Trustee or with such Paying Agent as the Trustee may designate an amount equal to the aggregate Repurchase Price for all Notes or portions of Notes properly tendered;

(iii)  deliver, or cause to be delivered, to the Trustee the Notes properly accepted for payment by the Company, together with an Officers’ Certificate stating the aggregate principal amount of Notes being repurchased by the Company pursuant to the Repurchase Offer; and

(iv)  deliver, or cause to be delivered, to the Trustee, for authentication by the Trustee, any new Notes required to be issued pursuant to Section 3.02(e) below, duly executed by the Company.

(e)        Upon receipt by the Trustee from the Company of a notice setting forth the Repurchase Price and the Notes properly tendered and accepted for payment, the Trustee will promptly mail, or cause the Paying Agent to promptly mail, or otherwise deliver in accordance with the applicable procedures of the Depositary, to each Holder of Notes, or portions of Notes, properly tendered and accepted for payment by the Company the Repurchase Price for such Notes or portions of such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder a new 2026 Note or 2046 Note, as applicable, duly executed by the Company equal in principal amount to any unpurchased portion of each series of Notes surrendered, as applicable; provided that each such new Note will be in a principal amount equal to $2,000 or integral multiples of $1,000 in excess thereof.

(f)        The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes or portions of such Notes properly tendered and not withdrawn under its offer.

(g)        The Company and the Guarantors acknowledge that the Company may not have sufficient funds to repurchase all Notes or portions of such Notes properly tendered upon a Change of Control Repurchase Event.

ARTICLE 4
MISCELLANEOUS PROVISIONS

Section 4.01.  Supplemental Indenture.  The Indenture, as supplemented by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed.

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Section 4.02.  Effectiveness.  This Supplemental Indenture No. 2 shall take effect as of the date hereof.

Section 4.03.  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.04.  Separability Clause.  In case any provision in this Supplemental Indenture No. 2 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions herein shall not in any way be affected or impaired thereby.

Section 4.05.  Governing Law.  This Supplemental Indenture No. 2 shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.06.  Execution by the Trustee.  The Trustee has executed this Supplemental Indenture No. 2 only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals contained herein, which shall be taken as statements of the Company and the Guarantors, and the Trustee makes no representation and shall have no responsibility for, or in respect of, the validity or sufficiency of this Supplemental Indenture No. 2 or the execution hereof by any Person (other than the Trustee).

Section 4.07.  Counterparts.  This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, all as of the day and year first above written.

FedEx Corporation, as Issuer
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Michael C. Lenz
Name:	C. Edward Klank III		Name:	Michael C. Lenz
Title:	Assistant Secretary		Title:	Corporate Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 2]

Federal Express Corporation, as Guarantor
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Elise L. Jordan
Name:	C. Edward Klank III		Name:	Elise L. Jordan
Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

FedEx Ground Package System, Inc., as Guarantor
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Gretchen G. Smarto
Name:	C. Edward Klank III		Name:	Gretchen G. Smarto
Title:	Secretary		Title:	Senior Vice President – Finance and Administration, Chief Financial Officer and Treasurer

FedEx Freight Corporation, as Guarantor
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Donald C. Brown
Name:	C. Edward Klank III		Name:	Donald C. Brown
Title:	Secretary		Title:	Executive Vice President – Finance and Administration and Chief Financial Officer

FedEx Freight, Inc., as Guarantor
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Donald C. Brown
Name:	C. Edward Klank III		Name:	Donald C. Brown
Title:	Assistant Secretary		Title:	Executive Vice President – Finance and Administration and Chief Financial Officer

[Signature Page to Supplemental Indenture No. 2]

FedEx Office and Print Services, Inc., as Guarantor
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Leslie M. Benners
Name:	C. Edward Klank III		Name:	Leslie M. Benners
Title:	Assistant Secretary		Title:	Senior Vice President and Chief Financial Officer

FedEx Corporate Services, Inc., as Guarantor
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Mark A. McGough
Name:	C. Edward Klank III		Name:	Mark A. McGough
Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

Federal Express Europe, Inc., as Guarantor
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Helena Jansson
Name:	C. Edward Klank III		Name:	Helena Jansson
Title:	Assistant Secretary		Title:	Vice President and Chief Financial Officer

Federal Express Holdings S.A., as Guarantor
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Juan N. Cento
Name:	C. Edward Klank III		Name:	Juan N. Cento
Title:	Assistant Secretary		Title:	Chairman of the Board, President and Chief Executive Officer

[Signature Page to Supplemental Indenture No. 2]

Federal Express International, Inc., as Guarantor
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Ming Kwang (Philip) Cheng
Name:	C. Edward Klank III		Name:	Ming Kwang (Philip) Cheng
Title:	Assistant Secretary		Title:	Vice President

FedEx TechConnect, Inc., as Guarantor
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Mark A. McGough
Name:	C. Edward Klank III		Name:	Mark A. McGough
Title:	Assistant Secretary		Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture No. 2]

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Signature Page to Supplemental Indenture No. 2]

Exhibit A

Form of 2026 Note

No. [ ]	CUSIP No. [ ](1)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Unless this security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FEDEX CORPORATION

3.250% Notes due 2026

Guaranteed as to Payment of Principal and Interest
by the Guarantors named in the Indenture Referred to Below

FedEx Corporation, a Delaware corporation (the “Company,” which term includes any successor Corporation under the Indenture), for value received, hereby promises to pay to

Cede & Co.
c/o The Depository Trust Company

(1)  Initial Note: 31428X BF2

55 Water Street
New York, New York 10041

or registered assigns, the principal sum of US$[   ] on April 1, 2026 (the “Maturity Date”) and to pay interest thereon from March 24, 2016, or from the most recent “Interest Payment Date” to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2016, and ending on the Maturity Date, at the rate of 3.250% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture dated as of October 23, 2015 between the Company, the Guarantors referred to in the Indenture and Wells Fargo Bank, National Association as Trustee (the “Trustee,” which term includes any successor trustee pursuant to the Indenture), as supplemented by Supplemental Indenture No. 2 dated as of March 24, 2016  (“Supplemental Indenture No. 2”), between the Company, the Guarantors named therein and the Trustee (as so amended and supplemented, the “Indenture”), be paid to the Person in whose name this Note is registered at the close of business on the “Regular Record Date” for such interest, which shall be the preceding March 15 and September 15 (whether or not a Business Day), respectively. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of and interest on any Notes of this series on behalf of the Company and having an office or agency in New York, New York and in such other cities, if any, as the Company may designate in writing to the Trustee (the “Place of Payment”) where Notes of this series may be presented or surrendered for payment and where notices, designations or requests in respect for payments with respect to Notes of this series may be served.  The Company has initially appointed Wells Fargo Bank, National Association as such Paying Agent.

Interest payments on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date and on the Maturity Date will include interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or from and including March 24, 2016, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the Maturity Date, as the case may be.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), principal or interest payable with respect to such Interest Payment Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means any day other than Saturday, Sunday or other day on which banking institutions in New York or Tennessee are obligated or authorized by law to close.

The principal and interest payable on this Note will be made by wire transfer of immediately available funds to the Holder hereof in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit pursuant to the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FEDEX CORPORATION

By:
				Name:	Michael C. Lenz
				Title:	Corporate Vice President
and Treasurer

Attest:

By:
	Name:	C. Edward Klank III
	Title:	Assistant Secretary

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:  [                   ]

[REVERSE OF SECURITY]

FEDEX CORPORATION

3.250% Notes due 2026

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued pursuant to the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to US$750,000,000. Capitalized terms used herein and in the Guarantee endorsed hereon but not defined herein have the meanings ascribed to such terms in the Indenture.

The Notes of this series are not subject to any sinking fund.

The Company will have the right, at its option, to redeem the Notes of this series in whole or in part at any time prior to the Par Call Date, on at least 30 days’, but no more than 60 days’, prior written notice mailed to the registered address of each Holder of the Notes of this series to be redeemed. Upon redemption of such Notes, the Company will pay a redemption price as calculated by a Reference Treasury Dealer (as defined in Supplemental Indenture No. 2) selected by the Company equal to the greater of (i) 100% of the principal amount of the Notes of this series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of this series to be redeemed that would be due if the Notes of this series matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate (as defined in Supplemental Indenture No. 2) plus 0.200% (20 basis points), plus, in the case of either (i) or (ii), accrued and unpaid interest to the date of redemption on the principal amount of the Notes of this series being redeemed.

At any time on or after the Par Call Date, the Company may redeem the Notes of this series, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes of this series to be redeemed plus accrued and unpaid interest to the date of redemption on the principal amount of the Notes of this series being redeemed. As used in this Note, Par Call Date shall mean January 1, 2026 (the date that is three months prior to the maturity date of the Notes of this series).

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions of the Notes of this series called for redemption.

If a Change of Control Repurchase Event (as defined in Supplemental Indenture No. 2) occurs with respect to Notes of this series, unless the Company has exercised its right to redeem the affected Notes, the Company will make an offer, as provided in, and subject to the terms of, Supplemental Indenture No. 2, to each Holder of the Notes of this series to repurchase all or any part (in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to, but not including, the date of repurchase.

The Notes of this series are fully and unconditionally guaranteed as to the due and punctual payment of the principal and interest in respect thereof by the Guarantors as evidenced by their guarantees (the “Guarantees”) set forth hereon. The Guarantees are the direct and unconditional obligations of such Guarantors and rank and will rank equally in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Guarantors now or hereafter outstanding.

In case an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain respective covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes of each series to be affected pursuant to the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of such Notes at the time Outstanding (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults pursuant to the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the currency herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or its attorney-in-fact duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations equal to $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series are exchangeable for the same aggregate principal amount of Notes of this series and of like tenor and authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Guarantor or of any successor thereto, either directly or through the Company or any Guarantor or any successor thereto, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

The following notations in respect of changes in the outstanding principal amount of this Note have been made:

Date	Initial Principal Amount	Change in Outstanding Principal Amount	New Balance	Notation Made by

Exhibit B

Form of 2046 Note

No. [ ]	CUSIP No. [ ](2)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Unless this security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FEDEX CORPORATION

4.550% Notes due 2046

Guaranteed as to Payment of Principal and Interest
by the Guarantors named in the Indenture Referred to Below

FedEx Corporation, a Delaware corporation (the “Company,” which term includes any successor Corporation under the Indenture), for value received, hereby promises to pay to

Cede & Co.
c/o The Depository Trust Company

(2)  Initial Note: 31428X BG0

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55 Water Street
New York, New York 10041

or registered assigns, the principal sum of US$[   ] on April 1, 2046 (the “Maturity Date”) and to pay interest thereon from March 24, 2016, or from the most recent “Interest Payment Date” to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2016, and ending on the Maturity Date, at the rate of 4.550% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture dated as of October 23, 2015 between the Company, the Guarantors referred to in the Indenture and Wells Fargo Bank, National Association as Trustee (the “Trustee,” which term includes any successor trustee pursuant to the Indenture), as supplemented by Supplemental Indenture No. 2 dated as of March 24, 2016  (“Supplemental Indenture No. 2”), between the Company, the Guarantors named therein and the Trustee (as so amended and supplemented, the “Indenture”), be paid to the Person in whose name this Note is registered at the close of business on the “Regular Record Date” for such interest, which shall be the preceding March 15 and September 15 (whether or not a Business Day), respectively. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of and interest on any Notes of this series on behalf of the Company and having an office or agency in New York, New York and in such other cities, if any, as the Company may designate in writing to the Trustee (the “Place of Payment”) where Notes of this series may be presented or surrendered for payment and where notices, designations or requests in respect for payments with respect to Notes of this series may be served.  The Company has initially appointed Wells Fargo Bank, National Association as such Paying Agent.

Interest payments on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date and on the Maturity Date will include interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or from and including March 24, 2016, if no interest

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has been paid on this Note) to but excluding such Interest Payment Date or the Maturity Date, as the case may be.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), principal or interest payable with respect to such Interest Payment Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means any day other than Saturday, Sunday or other day on which banking institutions in New York or Tennessee are obligated or authorized by law to close.

The principal and interest payable on this Note will be made by wire transfer of immediately available funds to the Holder hereof in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit pursuant to the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FEDEX CORPORATION

By:
				Name:	Michael C. Lenz
				Title:	Corporate Vice President
and Treasurer

Attest:

By:
	Name:	C. Edward Klank III
	Title:	Assistant Secretary

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Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:  [                   ]

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[REVERSE OF SECURITY]

FEDEX CORPORATION

4.550% Notes due 2046

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued pursuant to the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to US$1,250,000,000. Capitalized terms used herein and in the Guarantee endorsed hereon but not defined herein have the meanings ascribed to such terms in the Indenture.

The Notes of this series are not subject to any sinking fund.

The Company will have the right, at its option, to redeem the Notes of this series in whole or in part at any time prior to the Par Call Date, on at least 30 days’, but no more than 60 days’, prior written notice mailed to the registered address of each Holder of the Notes of this series to be redeemed. Upon redemption of such Notes, the Company will pay a redemption price as calculated by a Reference Treasury Dealer (as defined in Supplemental Indenture No. 2) selected by the Company equal to the greater of (i) 100% of the principal amount of the Notes of this series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of this series to be redeemed that would be due if the Notes of this series matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate (as defined in Supplemental Indenture No. 2) plus 0.300% (30 basis points), plus, in the case of either (i) or (ii), accrued and unpaid interest to the date of redemption on the principal amount of the Notes of this series being redeemed.

At any time on or after the Par Call Date, the Company may redeem the Notes of this series, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes of this series to be redeemed plus accrued and unpaid interest to the date of redemption on the principal amount of the Notes of this series being redeemed. As used in this Note, Par Call Date shall mean October 1, 2045 (the date that is six months prior to the maturity date of the Notes of this series).

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Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions of the Notes of this series called for redemption.

If a Change of Control Repurchase Event (as defined in Supplemental Indenture No. 2) occurs with respect to Notes of this series, unless the Company has exercised its right to redeem the affected Notes, the Company will make an offer, as provided in, and subject to the terms of, Supplemental Indenture No. 2, to each Holder of the Notes of this series to repurchase all or any part (in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to, but not including, the date of repurchase.

The Notes of this series are fully and unconditionally guaranteed as to the due and punctual payment of the principal and interest in respect thereof by the Guarantors as evidenced by their guarantees (the “Guarantees”) set forth hereon. The Guarantees are the direct and unconditional obligations of such Guarantors and rank and will rank equally in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Guarantors now or hereafter outstanding.

In case an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain respective covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes of each series to be affected pursuant to the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of such Notes at the time Outstanding (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults pursuant to the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in

2

exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the currency herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or its attorney-in-fact duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations equal to $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series are exchangeable for the same aggregate principal amount of Notes of this series and of like tenor and authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Guarantor or of any successor thereto, either directly or through the Company or any Guarantor or any successor thereto, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

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This Note shall be governed by and construed in accordance with the laws of the State of New York.

4

Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

The following notations in respect of changes in the outstanding principal amount of this Note have been made:

Date	Initial Principal Amount	Change in Outstanding Principal Amount	New Balance	Notation Made by

5